Exhibit 10.2
[Form of Letter Agreement
for Director and Officers of HCM Acquisition Company]
, 2007
HCM Acquisition Company
13455 Noel Road, Suite 800
Dallas, TX 75240
Re: Initial Public Offering of HCM Acquisition Company (the “Company”)
Gentlemen:
     This letter is being delivered to you in connection with an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 9 hereof.
     In consideration of the Company proceeding with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby acknowledges and agrees with the Company as follows:
     1. In the event that the Company fails to consummate an Initial Business Combination within 24 months from the date of the Prospectus the undersigned will take all reasonable actions within his or her power to (a) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (a) and (b) are both satisfied being the “Liquidation Date”). The undersigned agrees that in connection with any cessation of corporate existence of the Company on [___], 2009, he or she will take all reasonable actions within his or her power to cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.
     2. (a) Neither the undersigned nor any affiliate of the undersigned (including the Highland Group) will be entitled to receive, and no such person will accept, any finder’s fee, reimbursement, cash payment or other compensation from the Company for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination, other than (subject to the following sentence) (i) repayment of that certain Promissory Note in the amount of $200,000 made to the Company by Highland Capital Management, L.P. (“Highland”) to cover offering-related and organizational expenses; (ii) a payment of an aggregate of $10,000 per month to Highland, for office space, secretarial and administrative services; (iii) payment of customary fees in connection with any financing that the Highland Group may arrange or originate in connection with an Initial Business Combination, provided that any such financing is on arm’s length terms and is described in the proxy materials the Company sends to its stockholders in connection with an Initial Business Combination; and (iv) reimbursement for any out-of-pocket expenses or advances related to the IPO and identifying, investigating and consummating an Initial Business Combination. The Company’s Audit Committee will review and approve all payments made to the undersigned and its affiliates (including the Highland Group), other than the payments described in clauses (i) and (ii) in the immediately preceding sentence, and any payments made to members of the Company’s Audit Committee will be reviewed and approved by the Company’s Board of Directors, with any interested directors abstaining from such review and approval.
          (b) Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, a finder’s fee, consulting fee or any other similar fees from any other person or entity in connection with an Initial Business Combination, other than (i) compensation or fees that may be received for any services provided following such Initial Business Combination and (ii) payment of customary fees in connection with any financing that the Highland Group may arrange or originate in connection with an Initial Business Combination, provided that any such financing is on arm’s length terms, approved by the Company’s Audit Committee and is described in the proxy materials the Company sends to its stockholders in connection with an Initial Business Combination.
          (c) The Company will not consummate any Initial Business Combination with any entity in which any of the Company’s initial stockholders, officers or directors or the Highland Group or any of its, our or their affiliates has a financial interest.
     3. The undersigned’s biographical information furnished to the Company and included in the Registration Statement and the Prospectus is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information necessary in order to make the statements therein not misleading. The undersigned’s FINRA questionnaire and questionnaire for directors, officers and principal stockholders furnished to the Company and the Underwriters is true and accurate in all respects. The undersigned represents and warrants that:
          (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction;
          (b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and
          (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
     [4. The undersigned agrees that, prior to the consummation of the Initial Business Combination, he or she will not propose any amendment to Article SIXTH of the Company’s amended and restated certificate of incorporation or support, endorse or recommend any proposal that stockholders amend any of these provisions.]1

[1]	This bracketed language applies only to directors of the Company.

     5. The undersigned has full right and power, without violating any agreement by which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement and serve as [Chairman of the Board of Directors and Chief Executive Officer] [President] [Chief Financial Officer] [Senior Vice President and Director] [Director], and hereby consents to being named in the Registration Statement as a[n] [officer] [director] of the Company.
     6. In connection with any proposed Initial Business Combination the Company submits to its stockholders for approval, the undersigned shall [(a) vote the Founder’s Shares owned by he or she (x) in accordance with the majority of the shares of Common Stock voted by the Public Stockholders and (y) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence and (b)]2 vote all shares of Common Stock that he or she may acquire in the IPO or in the secondary market in favor of (x) the Initial Business Combination and (y) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence.
     [7. The undersigned hereby (a) waives, with respect to his or her Founder’s Shares any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account or to any other amounts distributed in connection with a liquidating distribution of the Company in the event that the Company does not consummate the Initial Business Combination and (b) agrees that the Company shall be entitled to reimbursement from the HCM Acquisition Holdings, LLC (the “Founder”) for any such distribution of the Trust Account or any other such amounts distributed in connection with a liquidating distribution of the Company received by the undersigned with respect to his or her Founder’s Shares in the event that the Company does not consummate the Initial Business Combination.]3
     [8. The undersigned shall not without the prior written consent of (x) the Company with respect to clause (i) below and (y) Citigroup Global Markets, Inc. with respect to clause (ii) below:
          (a) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the participation in the filing of a registration statement with the Securities and Exchange Commission (other than in accordance with the Registration Rights Agreement) in respect of;
          (b) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to; or

[2]	This bracketed language only applies to transferees of the Founder’s Securities.

[3]	This bracketed language only applies to transferees of the Founder’s Securities.

          (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, any shares of capital stock of the Company or any securities convertible or exercisable for such capital stock, or publicly announce an intention to effect any such transaction:
               (i) with respect to his Founder’s Securities, for a period of 180 days from the date the Company completes its Initial Business Combination or earlier in the event that subsequent to the consummation of the Initial Business Combination (x) the last sales price of the Common Stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period commencing 90 days after the date of the consummation of such initial Business Combination or (y) the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and
               (ii) with respect to all other such securities, for a period of 180 days from the date of the Prospectus provided, however, that in the event any Private Placement Securities are transferred to the undersigned, the undersigned shall be bound by the transfer restrictions applicable to the securities being transferred set forth in the Founder’s Securities Purchase Agreement, Warrant Agreement and that certain Letter Agreement dated of even date herewith by and between the transferor of such securities and the Company.
The undersigned acknowledges and agrees that the foregoing transfer restrictions hereby supersede the transfer restrictions set forth in Section 1(C)(v) of the Founder’s Securities Purchase Agreement with respect to the Founder’s Securities; provided, however, that the undersigned may, at any time, transfer its Founder’s Securities to Permitted Transferees and transfer its Founder’s Warrants and Private Placement Securities in accordance with the Founder’s Securities Purchase Agreement and Warrant Agreement.]4
     [8. The undersigned shall not without the prior written consent of Citigroup Global Markets, Inc.: (a) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the participation in the filing of a registration statement with the Securities and Exchange Commission (other than in accordance with the Registration Rights Agreement) in respect of, (b) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to, or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Common Stock or

[4]	This Section 8 only applies to transferees of the Founder’s Securities.

such other securities, in cash or otherwise, any shares of capital stock of the Company or any securities convertible or exercisable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days from the date of the Prospects; provided, however, that in the event any Founders Securities or Private Placement Securities are transferred to the undersigned, the undersigned shall be bound by the transfer restrictions applicable to the securities being transferred set forth in the Founder’s Securities Purchase Agreement, Warrant Agreement and that certain Letter Agreement dated of even date herewith by and between the transferor of such securities and the Company.]5
     9. As used herein:
          (a) “Founder’s Securities” shall mean the 7,187,500 units of the Company (the “Founder’s Units”), each consisting of one share of Common Stock (the “Founder’s Shares”) and one warrant to purchase one share of Common Stock (including the underlying shares of Common Stock) (the “Founder’s Warrants”), initially issued to the Founder pursuant to the Founder’s Securities Purchase Agreement and subject to adjustment pursuant thereto, including any securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the foregoing securities.
          (b) “Founder’s Securities Purchase Agreement” means the agreement between the Founder and the Company, dated as of October 4, 2007 relating to the purchase by the Founder of the Founder Securities.
          (c) “Highland Group” shall mean collectively, Highland and its affiliates.
          (d) “Initial Business Combination” shall mean, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, the acquisition or acquisition of control of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition, a majority of the outstanding shares of Common Stock are voted in favor of the amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve the acquisition, and stockholders owning less than 30% of the IPO Shares are voted against such acquisition and exercise their conversion rights in connection with a vote to approve the acquisition.
          (e) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO.
          (f) “Permitted Transferee” shall mean (i) any officer, director or employee of the Company; or (ii) any person affiliated or entity associated or affiliated with Highland, in each case that agree in writing to be bound by the transfer restrictions and voting, waiver of liquidation rights and adjustment provisions set forth in the Founder’s Securities Purchase Agreement, Warrant Agreement and herein applicable to the Securities being transferred.

[5]	This Section 8 only applies to Directors and Officers that do not own Founder’s Securities.

          (g) “Private Placement Securities” shall mean the 5,000,000 warrants of the Company (the “Private Placement Warrants”), each to purchase one share of Common Stock (including the underlying shares of Common Stock) issued to the Founder pursuant to the Founder’s Securities Purchase Agreement.
          (h) “Promissory Note” shall mean the non-interest bearing and unsecured promissory note of the Company to Highland in the original principal amount of $200,000 due the earlier of September 30, 2008 or the consummation of the IPO.
          (i) “Prospectus” shall mean the prospectus forming a part of the Registration Statement filed with the Securities and Exchange Commission pursuant to Rules 424(b) and 430A of the Securities Act of 1933, as amended.
          (j) “Public Stockholders” shall mean purchasers of shares of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates and the undersigned, to the extent that they purchase shares of Common Stock in the IPO or the secondary market.
          (k) “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date hereof, entered into by and among the Company and the investors named on the signature pages thereto.
          (l) “Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (File No. 333-146597, originally filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 10, 2007) in the form it became effective and including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended.
          (m) “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company, as Trustee.
          (n) “Underwriters” shall mean the underwriters named in Schedule I to the Underwriting Agreement entered into by and between the Company and Citigroup Global Markets, Inc., as representative of such underwriters, in connection with the IPO.
     The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.
     This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the distribution to the Public Stockholders of the Trust Account and liquidation of the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.
     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
[Signature Page Follows]

[Signature Page to Letter Agreement for Directors and Officers]

[Name]

Accepted and agreed: HCM ACQUISITION COMPANY
By:
Name:
Title: